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                              LARSCOM INCORPORATED
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

1. PURPOSE. The purpose of the Plan is to enhance the Company's ability to attract and retain qualified non-employee directors and to encourage them to increase their proprietary interest in the Company.

2.   DEFINITIONS.

     (a) "Board" or "Board of Directors" means the Board of Directors of the Company, as constituted from time to time.

     (b)  "Change in Control" means any of the following:

          (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than (A) Axel Johnson Inc. or an affiliate of Axel Johnson Inc., (B) the Company, (C) a Subsidiary, (D) an employee benefit plan of the Company or a Subsidiary, or (E) any person acting on behalf of the Company, a Subsidiary, Axel Johnson Inc. or an affiliate of Axel Johnson Inc. in a distribution of stock to the public, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing (I) more than thirty percent of the combined voting power of the then outstanding Voting Securities, and (II) more than the combined voting power of the then outstanding Voting Securities beneficially owned (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, by Axel Johnson Inc. and its affiliates;

          (ii) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company or a Subsidiary, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company or a Subsidiary, or consummation of any such transaction if stockholder approval is not obtained, other than (A) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive (or, in the case of a transaction involving a Subsidiary and not the Company, retain), with respect to such Voting Securities, voting securities of the surviving or transferee entity representing more than 60 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (B) any such transaction which would result in a Related Party beneficially owning more than 50 percent of the voting securities of the surviving entity outstanding immediately after such transaction;

               (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or




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substantially all of the Company's assets other than any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction; or

               (iv) the persons who were members of the Board of Directors immediately before a tender or exchange offer for shares of Common Stock by any person other than Axel Johnson Inc. or an affiliate of Axel Johnson Inc., the Company or a Subsidiary, or before a merger of the Company, consolidation of the Company, or contested election of the Board of Directors, or before any combination of such transactions, cease to constitute a majority of the Board of Directors as a result of such transaction or transactions.

For purposes of this paragraph 2(c) and any other provision of the Plan, the term "affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act, 17 C.F.R. section 240.12b-2; the term "Related Party" shall mean
(A) a Subsidiary, (B) an employee or group of employees of the Company or any Subsidiary, (C) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, (D) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities, or (E) Axel Johnson Inc. or an affiliate of Axel Johnson Inc.; and the term "Voting Securities" shall mean any securities of the Company which carry the right to vote generally in the election of directors.

     (c) "Common Stock" means common stock of the Company, par value $___ per share.

     (d)  "Company" means Larscom Incorporated, a Delaware corporation.

     (e) "Compensation Committee" means the committee of the Board which is administering the Plan pursuant to section 4 below or, if the Plan is being administered by the Board pursuant to such section, the Board.

     (f) "Eligible Director" means a member of the Board who is not an employee of the Company, any Subsidiary or Axel Johnson Inc., including any director of Axel Johnson Inc. who is such a member of the Board.

     (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     (h)       "Fair Market Value" on a particular date means as follows:


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          (i)  If shares of Common Stock are listed or admitted to trading on such date on the New York Stock Exchange, the mean between the high and low sales prices of a share of Common Stock in consolidated trading as reported for such date in the WALL STREET JOURNAL; or

          (ii) If shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange but are listed or admitted to trading on another national exchange, the mean between the high and low sales prices of a share of Common Stock in consolidated trading as reported for such date in the WALL STREET JOURNAL with regard to securities listed or admitted to trading on such national exchange; or

          (iii) If shares of Common Stock are not listed or admitted to trading on any national exchange, the mean between the high and low sales prices of a share of Common Stock as reported for such date in the WALL STREET JOURNAL with regard to NASDAQ issues or, if Shares are publicly traded on such date but NASDAQ prices are not quoted for such date in the WALL STREET JOURNAL, the mean of the closing bid and asked prices of a share of Common Stock on such date as furnished by a professional market maker making a market in shares of Common Stock; or

          (iv) If in (i), (ii) or (iii) above, as applicable, there were no sales on such date reported as provided above, the respective prices on the most recent prior day on which sales were so reported.

     (i) "Initial Public Offering" means an initial public offering in the United States of America of shares of Common Stock, which for purposes of the Plan shall be deemed to occur on the first date, if any, on which such shares are sold to the public in the United States of America pursuant to a registration statement under the Securities Act of 1933, as amended.

     (j) "Plan" means the Larscom Incorporated Stock Option Plan for Non-Employee Directors set forth in these pages, as amended from time to time.

     (k) "Secretary" means the Secretary of the Company serving from time to time.

     (l) "SEC Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, as such rule or any successor rule may be in effect from time to time.


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     (m)  "Subsidiary" means a corporation or other form of business association of which shares (or other ownership interests) having more than 50% of the voting power are, or in the future become, owned or controlled, directly or indirectly, by the Company.

3. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in section 7, the total number of shares of Common Stock for which options may be granted under the Plan shall be ___________ shares of Common Stock. Such shares may be authorized but unissued shares, treasury shares, including shares purchased in the open market or in private transactions, shares issued or transferred to, or otherwise acquired by, a grantor trust pursuant to the next sentence, or a combination of each, as the Compensation Committee may from time to time determine. The Compensation Committee may (but need not) provide at any time or from time to time (including without limitation upon or in contemplation of a Change in Control) for a number of shares of Common Stock, equal to the number of such shares subject to options then outstanding under this Plan, to be issued or transferred to, or acquired by, a grantor trust for the purpose of satisfying the Company's obligations under such options, and, unless prohibited by applicable law, such shares held in trust shall be considered authorized and issued shares with full dividend and voting rights, notwithstanding that the options to which such shares relate may not be exercisable at that time. If any option granted under the Plan expires or terminates for any reason without having been exercised in full, the shares subject to, but not delivered under, such option may become available for the grant of other options under the Plan. If a participant pays the purchase price of shares subject to an option by surrendering shares of Common Stock in accordance with the provisions of section 6.5(c) below, the number of shares surrendered shall be added back to the number of shares available for issuance or transfer under the Plan so that the maximum number of shares that may be issued or transferred under the Plan pursuant to this section 3 shall have been charged only for the net number of shares issued or transferred by the Company pursuant to the Option exercise.

4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a committee of the Board consisting of two or more directors appointed from time to time by the Board, unless the Board determines that the Plan should be administered by the Board, in which case it shall be administered by the Board. Unless the Board determines otherwise, any committee administering the Plan shall be comprised solely of "Non-Employee Directors" within the meaning of SEC Rule 16b-
3. Subject to the terms of the Plan, the Compensation Committee shall have the power to administer, interpret and construe the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for administering the Plan as the Compensation Committee deems desirable. Any interpretation by the Compensation Committee of the terms and provisions of the Plan and any instrument issued thereunder, and its administration thereof, and all action taken by the Compensation


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Committee pursuant to the Plan, shall be final, binding and conclusive on the
Company, its stockholders, Subsidiaries, all participants, and upon their respective successors and assigns, and upon all other persons claiming under or through any of them.

5. PARTICIPATION IN THE PLAN. Only Eligible Directors shall participate in the Plan.

6.   OPTION TERMS.

All options granted under the Plan shall be nonstatutory options not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended. Each option granted under the Plan and the issuance of shares thereunder shall be subject to the following terms and conditions:

6.1 OPTION INSTRUMENTS. Each option granted under the Plan shall be evidenced by a written instrument duly executed on behalf of the Company and dated as of the applicable date of grant. Each such instrument shall be signed on behalf of the Company by an officer or officers delegated such authority by the Compensation Committee using either manual or facsimile signature. Each such instrument shall comply with and be subject to the terms and conditions of the Plan. Any such instrument may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Compensation Committee.

6.2 OPTION GRANTS. If and when an Initial Public Offering occurs, each person who is then an Eligible Director shall hereby be granted, on the date on which such Initial Public Offering occurs, an option to purchase _____ shares of Common Stock from the Company at the price at which shares are sold to the public in the Initial Public Offering. Immediately following each annual meeting of stockholders of the Company, commencing with the first annual meeting after the Initial Public Offering and continuing with each annual meeting thereafter until the Plan is terminated or expires pursuant to section 8 or 9 below, each person who is then an Eligible Director shall hereby be granted, on the date of such annual meeting, an option to purchase ____ shares of Common Stock from the Company, unless such option is the first option to be granted to such person under this Plan, in which case such person shall hereby be granted, on such date, an option to purchase ____ shares of Common Stock from the
Company.   The price at which the shares may be purchased under any option granted pursuant to the preceding sentence shall be equal to the Fair Market Value of the shares on the date on which such option is granted.


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6.3  TERM OF OPTION AND LIMITATIONS ON RIGHT TO EXERCISE.

     (a) Except as otherwise provided in sections 6.3(b), (c) and (d) below, an option may be exercised at any time for all or from time to time for any part of the shares which are subject to purchase under the option, before the tenth anniversary of the date on which the option was granted. If not sooner exercised or terminated pursuant to the preceding sentence or the other provisions of this section 6.3, an option shall expire on the tenth anniversary of the date on which it was granted.

     (b) (i) An option which is the first option to be granted to a participant under this Plan may not be exercised (A) with respect to any of the shares subject to the option until the participant shall have served on the Board of Directors during the period extending from the date of grant of the option to the date of the first annual meeting of stockholders next following the date of grant of the option, nor (B) with respect to more than one-third of the shares subject to the option until the participant shall have served on the Board of Directors during the period extending from the date of grant of the option to the date of the second annual meeting of stockholders next following the date of grant of the option, nor (C) with respect to more than two-thirds of the shares subject to the option until the participant shall have served on the Board of Directors during the period extending from the date of grant of the option to the date of the third annual meeting of stockholders next following the date of grant of the option.

          (ii) An option which is not the first option to be granted to the participant under this Plan may not be exercised in whole or in part unless and until the participant shall have served on the Board of Directors during the period extending from the date of grant of the option to the date of the third annual meeting of stockholders next following the date of grant of the option.

          (iii) On the date (if any) on which a Change in Control occurs, the preceding provisions of this section 6.3(b) shall cease to apply to any option that is outstanding and that would be fully exercisable on such date were it not for such provisions, but, in the case of an option which was granted less than six months before such Change in Control occurs, only if the participant agrees in writing (if requested in writing by the Compensation Committee to do so in advance of such Change in Control) to remain on the Board at least through the date which is six months after the date on which such option was granted with the same compensation and indemnification rights as immediately before the Change in Control.

     (c) If and to the extent that any option is outstanding and exercisable pursuant to the provisions of sections 6.3(a) and 6.3(b) above on the date on which a participant's service


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on the Board of Directors terminates for any reason other than cause (which for purposes of this Plan shall mean cause within the meaning of the Company's by-laws or, in the absence of a by-law provision regarding cause, within the meaning of subsection 141(k) of the Delaware General Corporation Law), such option shall terminate one year after such termination of Board service; provided that if the participant dies during such one year period after termination of Board service, such option shall terminate one year after the participant's death, and, provided further, that in no event shall any option be exercisable after the tenth anniversary of the date on which it was granted. If and to the extent that any option is outstanding but not exercisable pursuant to the provisions of sections 6.3(a) and 6.3(b) above on the date of termination of Board service for any reason other than cause, such option shall terminate upon such termination of Board service. If and to the extent that any option is outstanding on the date (if any) on which a participant's service on the Board of Directors terminates for cause, such option, whether or not otherwise exercisable pursuant to the provisions of sections 6.3(a) and 6.3(b) above, shall terminate upon such termination of Board service.

     (d) An option may not be exercised for fewer than fifty shares unless fewer than fifty shares remain subject to the option at the time, in which case the option may not be exercised for less than the full balance of the shares that remain subject to the option at the time.

     (e) The Company's obligation to issue or transfer shares of Common Stock pursuant to the exercise of any option under this Plan shall be subject to the condition that such issuance or transfer would not, in the opinion of the Compensation Committee, cause any impairment of the Company's capital or constitute a breach of or cause the Company to be in violation of any covenant, warranty or representation made by the Company in any credit agreement to which the Company is a party.

6.4 TIME AND MANNER OF OPTION EXERCISE. An option shall be considered exercised if and when written notice, signed by the person exercising the option and stating the number of shares with respect to which the option is being exercised, is received by the Secretary on a form approved for this purpose by the Compensation Committee, accompanied by full payment of the option exercise price in one or more of the forms described in section 6.5 below for the number of shares to be purchased. No option may at any time be exercised with respect to a fractional share.


6.5 PAYMENT OF EXERCISE PRICE. The option exercise price may be paid in whole or in part (a) in cash, (b) by bank-certified check, cashier's check, or personal check subject to collection, (c) in whole shares of Common Stock valued at their Fair Market Value on the


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date of exercise, provided that such shares have been held by the participant for at least six months before the date of exercise or satisfy such other requirement(s) as the Compensation Committee may impose, or (d) by delivering to the Company a properly executed exercise notice together with irrevocable instructions to a stockbroker that the Compensation Committee determines satisfy the provisions of section 220.3(e)(4) (or a successor provision) of Regulation T promulgated by the Board of Governors of the Federal Reserve System.

6.6 EXERCISE AFTER DEATH. Following the death of a participant, any options that were exercisable at the time of the participant's death may be exercised prior to their expiration or termination pursuant to the provisions of sections 6.3(a) and (c) above by the participant's beneficiary designated pursuant to the provision of section 6.7 below or, if no such beneficiary has been designated or survives the participant, by the participant's estate or the person or persons to whom the options passed by will or the laws of descent and distribution.

6.7 TRANSFERABILITY. Options granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the participant, shall be exercisable only by him or his legal representative. Notwithstanding the foregoing, a participant may designate a beneficiary to whom the participant's options shall pass in the event of the participant's death, provided that (a) such beneficiary is designated in writing on a form approved for that purpose by the Compensation Committee, (b) such form is received by the Secretary prior to the participant's death, and (c) the Compensation Committee consents to any beneficiary so designated.

6.8 REGULATORY APPROVAL AND COMPLIANCE. Any provision of the Plan to the contrary notwithstanding, no option shall be exercisable unless and until the Company (a) obtains the approval of all regulatory bodies whose approval the Compensation Committee may deem necessary or desirable, and (b) complies with all legal requirements deemed applicable by the Compensation Committee, nor may any Option be exercised unless and until the person exercising the Option supplies the Company with such documentation as the Compensation Committee may deem necessary or advisable to establish the identity of such person and such person's entitlement to exercise the Option.

7. CAPITAL ADJUSTMENTS. The aggregate number and class of shares subject to issuance and transfer under the Plan, the number and class of shares with respect to which options may be granted to each Eligible Director under the Plan as provided in section 6, the number and class of shares subject to each outstanding option, and the exercise price per share specified in each such option, shall be appropriately adjusted by the Compensation Committee in the event of stock dividends, stock splits, spinoffs or other distributions of assets (other than normal cash dividends), recapitalizations, reorganizations, mergers, consolidations, exchanges or other changes in corporate structure or capitalization.


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8.   EFFECTIVE DATE AND DURATION OF PLAN.  The Plan shall become effective if and when the stockholders of the Company approve it either (a) at a duly held stockholders' meeting or (b) by written consent, in accordance with any applicable provisions of Delaware law. If the Plan is not so approved by stockholders, the Plan shall be null, void and of no force or effect. If so approved, the Plan shall remain in effect until all shares authorized to be issued or transferred hereunder have been exhausted or until the Plan is sooner terminated by the Board of Directors, and shall continue in effect thereafter with respect to any options outstanding at the time of such termination. In no event shall any options be granted hereunder unless an Initial Public Offering occurs.

9. AMENDMENT AND TERMINATION OF THE PLAN. The Plan may be amended by the Board of Directors, without shareholder approval, at any time and in any respect, unless shareholder approval of the amendment in question is required under Delaware law, any national securities exchange or system on which shares of Common Stock are then listed or reported, by any regulatory body having jurisdiction with respect to the Plan, or under any other applicable laws, rules or regulations. The Plan may also be terminated at any time by the Board of Directors. Any provision of this section 9 to the contrary notwithstanding, no amendment or termination of the Plan shall adversely affect any option granted prior to the date of such amendment or termination without the written consent of the participant.

10.  GENERAL PROVISIONS.

     (a) No provision of the Plan or of any instrument issued pursuant to the Plan shall be deemed to confer upon any person any right to continue as a director of or to be associated in any other way with the Company for any period of time or at any particular rate of compensation.

     (b) No person shall have any rights as a stockholder of the Company with respect to any shares optioned to him under the Plan until such shares are issued or transferred to him.

     (c) All expenses of adopting and administering the Plan shall be borne by the Company, and none of such expenses shall be charged to any participant.

     (d) The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.

     (e) By accepting any benefits under the Plan, each participant, and each person claiming under or through him, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under


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the Plan by the Company, its agents and employees, and the Board of Directors and the Compensation Committee.

     (f) The Plan shall be governed by and construed under the laws of the State of Delaware without giving effect to the principles of conflicts of laws of that State.

     (g) The Plan is intended to be "a plan pursuant to which the terms and conditions of each transaction are fixed in advance" within the meaning of Note
(3) to SEC Rule 16b-3, and option grants under the Plan are intended to qualify for exemption under paragraph (d) of SEC Rule 16b-3. Every provision of the Plan shall be administered, interpreted and construed to carry out such intentions, and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

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